Exhibit 99

Jefferies Reports Record Quarterly Net Income

NEW YORK--(BUSINESS WIRE)--March 18, 2014--Jefferies Group LLC today announced financial results for its fiscal first quarter 2014.

Highlights for the three months ended February 28, 2014:

  Net revenues of $899 million
  Net earnings of $112 million
  Investment banking net revenues of $414 million
  Equities net revenues of $189 million
  Fixed Income net revenues of $286 million

Richard B. Handler, Chairman and Chief Executive Officer of Jefferies, commented: “We are pleased with our strong results for the first quarter, which include record net earnings of $112 million for the period. Our results reflect another strong performance in investment banking, with revenues in excess of $400 million for the second successive quarter, and a solid performance in both equities and fixed income. Our combined equities and FICC revenues were $475 million. Excluding the impact of Knight Capital and Harbinger Group, sales and trading revenues were $488 million, a 19% increase versus the fourth quarter on a comparable basis. Our investment banking business continued to benefit from strong equities and leveraged finance new issues markets. Our holdings of shares of Knight Capital and Harbinger Group were both marked down in the first quarter by $13 million in aggregate, compared to a total mark-up of $110 million in the fourth quarter of last year, the impact of which was recorded in our equities revenues.”

The financial tables attached should be read in connection with our Annual Report on Form 10-K for the year ended November 30, 2013.

Jefferies, the global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. The firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income, foreign exchange, futures and commodities, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE:LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (Amounts in Thousands) (Unaudited)

	Successor		Predecessor
	Quarter Ended	Quarter Ended	Quarter Ended
	February 28, 2014	November 30, 2013	February 28, 2013

Revenues:
Commissions	$162,063	$156,435	$146,240
Principal transactions	238,363	289,430	300,278
Investment banking	414,320	417,044	288,278
Asset management fees and investment income from managed funds	9,957	12,017	10,883
Interest income	249,268	224,911	249,277
Other revenues	23,069	39,320	27,004
Total revenues	1,097,040	1,139,157	1,021,960
Interest expense	198,012	188,609	203,416
Net revenues	899,028	950,548	818,544
Interest on mandatorily redeemable preferred interests of consolidated subsidiaries	-	-	10,961
Net revenues, less interest on mandatorily redeemable preferred interests of consolidated subsidiaries	899,028	950,548	807,583

Non-interest expenses:
Compensation and benefits	507,899	546,257	474,217

Non-compensation expenses:
Floor brokerage and clearing fees	49,513	52,706	46,155
Technology and communications	64,306	67,578	59,878
Occupancy and equipment rental	27,017	28,271	24,309
Business development	26,476	22,759	24,927
Professional services	24,304	18,014	24,135
Other	17,244	39,303	14,475
Total non-compensation expenses	208,860	228,631	193,879
Total non-interest expenses	716,759	774,888	668,096
Earnings before income taxes	182,269	175,660	139,487
Income tax expense	66,877	61,186	48,645
Net earnings	115,392	114,474	90,842
Net earnings attributable to noncontrolling interests	2,960	4,531	10,704
Net earnings attributable to Jefferies Group LLC/ common shareholders	$112,432	$109,943	$80,138

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Successor		Predecessor
	Quarter Ended	Quarter Ended	Quarter Ended
	February 28, 2014	November 30, 2013	February 28, 2013
Revenues by Source
Equities	$188,823	$289,727	$167,354
Fixed income	285,928	227,136	352,029
Other	-	4,624	-
Total	474,751	521,487	519,383

Equity	94,738	118,348	61,380
Debt	173,038	162,031	140,672
Capital markets	267,776	280,379	202,052
Advisory	146,544	136,665	86,226
Investment banking	414,320	417,044	288,278

Asset management fees and investment income (loss) from managed funds:
Asset management fees	9,446	5,563	11,083
Investment income (loss) from managed funds	511	6,454	(200)
Total	9,957	12,017	10,883
Net revenues	899,028	950,548	818,544
Interest on mandatorily redeemable preferred interests of consolidated subsidiaries	-	-	10,961
Net revenues, less mandatorily redeemable preferred interests of consolidated subsidiaries	$899,028	$950,548	$807,583

Other Data
Number of trading days	61	63	60

Average firmwide VaR (in millions) (A)	$16.27	$12.61	$9.27
Average firmwide VaR excluding Knight Capital (in millions) (A)	$12.64	$10.37	$5.99
Average firmwide VaR excluding Knight Capital and Harbinger Group Inc. (in millions) (A)	$9.23	$7.32	$5.99

(A) VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calcuation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2013.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Successor		Predecessor
	Quarter Ended	Quarter Ended	Quarter Ended
	February 28, 2014	November 30, 2013	February 28, 2013

Results:
Net earnings attributable to Jefferies Group LLC / common shareholders (in thousands)	$112,432	$109,943	$80,138
Pretax operating margin	20.3%	18.5%	17.3%
Effective tax rate	36.7%	34.8%	34.9%

Financial position:
Total assets (1)	$43,440	$40,177	$37,800
Average total assets for quarter (1)	$49,075	$46,439	$45,418
Average total assets less goodwill and intangible assets for quarter (1)	$47,089	$44,455	$45,039

Cash and cash equivalents (1)	$2,865	$3,561	$3,018
Cash and cash equivalents and other sources of liquidity (1) (2)	$4,467	$5,282	$4,726
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	10.3%	13.1%	12.5%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	10.8%	13.8%	12.6%

Financial instruments owned (1)	$18,126	$16,650	$16,414
Goodwill and intangible assets (1)	$1,987	$1,986	$380

Total equity (including noncontrolling interests)	$5,462	$5,422	$3,688
Total member's / common stockholders' equity	$5,432	$5,305	$3,332
Tangible member's / common stockholders' equity (3)	$3,445	$3,318	$2,952

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$495	$457	$505
Level 3 financial instruments owned - % total assets (1)	1.1%	1.1%	1.3%
Level 3 financial instruments owned - % total financial instruments owned (1)	2.7%	2.7%	3.1%
Level 3 financial instruments owned - % tangible member's / common stockholders' equity (1)	14.4%	13.8%	17.1%

Other data and financial ratios:
Total capital (1) (5)	$11,219	$11,199	$9,624
Leverage ratio (1) (6)	8.0	7.4	10.2
Adjusted leverage ratio (1) (7)	10.4	9.5	10.4
Tangible gross leverage ratio (1) (8)	12.0	11.5	12.7
Leverage ratio - excluding merger impacts (1) (9)	10.0	9.3	N/A

Number of trading days	61	63	60

Average firmwide VaR (10)	$16.27	$12.61	$9.27
Average firmwide VaR excluding Knight Capital (10)	$12.64	$10.37	$5.99
Average firmwide VaR excluding Knight Capital and Harbinger Group Inc. (10)	$9.23	$7.32	$5.99

Number of employees, at quarter end	3,838	3,797	3,841

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to February 28, 2014 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the three months ended February 28, 2014.

(2)	As of February 28, 2014, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,130 million, in aggregate, and $472 million, being the total of the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged at reasonable financing haircuts and additional funds available under the committed senior secured revolving credit facility available for working capital needs of Jefferies Bache. The corresponding amounts included in other sources of liquidity as of November 30, 2013, were $1,317 million and $404 million, and as of February 28, 2013 were $1,132 million and $576 million, respectively.

(3)	Tangible member's / common stockholders’ equity (a non-GAAP financial measure) represents total member's / common stockholders’ equity less goodwill and identifiable intangible assets. We believe that tangible member's / common stockholders' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible member's / common stockholders' equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	As of February 28, 2014 and November 30, 2013, total capital includes our long-term debt of $5,757 million and $5,777 million, respectively, and total equity. As of February 28, 2013, total capital includes our long-term debt, mandatorily redeemable convertible preferred stock, mandatorily redeemable preferred interest of consolidated subsidiaries, in aggregate $5,936 million, and total equity. Long-term debt included in total capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, where applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Adjusted leverage ratio (a non-GAAP financial measure) equals adjusted assets divided by tangible total equity, being total equity less goodwill and identifiable intangible assets. Adjusted assets (a non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). As of February 28, 2014, November 30, 2013 and February 28, 2013 adjusted assets were $36,273 million, $32,559 million and $34,343 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(8)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible member's / common stockholders' equity. The tangible gross leverage ratio is used by Rating Agencies in assessing our leverage ratio.

(9)	Leverage ratio - excluding merger impacts (a non-GAAP financial measure) is calculated as follows:
	February 28,	November 30,
$ millions	2014	2013
Total assets	$43,440	$40,177
Goodwill and acquisition accounting fair value adjustments on the merger with Leucadia	(1,957)	(1,957)
Net amortization to date on asset related purchase accounting adjustments	32	27
Total assets excluding the impact of the merger	$41,515	$38,247

Total equity	$5,462	$5,422
Equity arising from merger consideration	(1,426)	(1,426)
Preferred stock assumed by Leucadia	125	125
Net amortization to date of purchase accounting adjustments, net of tax	(37)	(25)
Total equity excluding the impact of the merger	$4,124	$4,096

Leverage ratio - excluding merger impacts	10.0	9.3
(10)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calcuation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2013.

CONTACT:
For further information:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer